Millennium Investment & Acquisition Company, Inc.

Announces Updated Valuation of $14 million for

Investment in SMG Global and updated Investor Presentation

Improved SMC Global financial performance leads to increased valuation

Updated Investor Presentation Indicates Discount to Valuation of 61%

New York, NY— February 26, 2018, Millennium Investment and Acquisition Co. Inc. (OTC: MILC), today provided a corporate update on its investment in SMC Global and announces that it has updated its investor presentation which is available on its website (www.millinvestment.com).

Investment in SMC Global

SMC Global Securities Ltd. (“SMC Global”) is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. SMC Global has a significant platform across India covering over 500 cities with more than 1.6 million individual clients, a network of over 2,400 sub-brokers. MILC believes SMC Global represents an attractive platform in the rapidly modernizing India economy.

As previously disclosed, MILC has entered into a Right to Sell Agreement (the “Right to Sell”) with the “promoter group” (management) of SMC Global pursuant to which MILC will have a right to sell 100,000 shares of SMC Global back to the “promoter group” of SMC Global on the first day of each month commencing with April 1, 2016 continuing until SMC Global completes a qualified public offering and listing on either a primary stock exchange in India or the Unites States. The purchase price will be the Fair Market Value of the stock at the time of the transaction. There can be no assurance the “promoter group” will comply with their obligations related to the Right to Sell Agreement.

To date, pursuant to the Right to Sell, MILC has sold 2.1 million shares for total proceeds of $2.6 million, which translates to an average price of $1.24 per SMC Global share. This translates to cash generated of approximately $124,000 per month on average. In addition, MILC’s tax basis is $2.94 per Global share. As such, MILC is establishing a Net Operating Loss which has potential value related to future tax exposure. For example, if MILC were to liquidate its entire remaining position at the average price it has sold stock to date, it would establish an NOL of approximately $20 million.

MILC currently owns 11,504,690 shares of SMC Global. Effective December 31, 2017, MILC announces it has established a value of $1.22 per SMC Global share which translates to a total value of its SMC Global holding of $14 million.

In arriving at the valuation of SMC Global, MILC focused on two primary valuation metrics (Trailing PE multiple and Price to Book Value ratio) of a peer group of India based financial services companies as provided to MILC by SMC Global. The following is a summary of the information regarding the peer group:

	P/BV (x)		TTM P/E (x)		Mcap (INRs Mn)
Company Name	FY16	FY17
Edelweiss Fin	4.7	4.1	21.5	x	174,876
Motilal Oswal	11.2	9.1	-		161,460
IIFL Holdings	5.6	4.3	18.5	x	190,233
Geojit Fin. Services	5.1	4.9	25	x	25,171
Emkay Global	3.2	2.9	16	x	3,971

	Average	5.1	20.25

The following is a summary of historical annual performance of SMG Global:

MILC has established a trailing PE multiple of 18x and 2x book value as appropriate valuations metrics and has established a weighting of 80% PE and 20% P/BV. The following summarizes the methodology for establishing the valuation of MILC’s holdings in SMC Global:

As previously disclosed, SMC Global is pursuing an Initial Public Offering of an American Depository Receipt with a listing on a primary exchange in the United States. SMC has notified MILC that this proposed offering and listing is being delayed due to India regulatory issues. There can be no assurance as to when or if the IPO will occur or what the ultimate price per share will be, if the IPO occurs.

SMC Global has notified MILC that it is pursuing a direct listing of its shares on the primary exchanges in India – the Bombay Stock Exchange and the (BSE) and the National Stock Exchange (NSE). There can be no assurance as to when or if such a listing will occur.

Updated Investor Presentation and NAV Calculation

MILC announces today that it has updated its investor presentation on its website (www.millinvestment.com). As part of this, MILC has updated its estimate of its Net Asset Value (NAV) to $3.08 per share which is summarized below:

Estimated Asset Value (Unaudited)	Value per MIAC Share (Unaudited)
Cash	2,750,000	0.25
Current Liabilities	(450,000)	(0.04)
MHC	17,450,000	1.59
SMC (a)	14,000,000	1.28
Net Asset Value (NAV)	**33,750,000.00**	**3.08**
Equity Market Capitalization (1/117/18)	**12,055,795.40**	**1.10**
Price/NAV	**35.7%**	
MIAC Shares Outstanding	10,959,814	

Notes

(a) SMC valuation is based on MILC's estimate of value for SMC.
If SMC is succesful with its plans for an IPO, this valuation may prove conservative.
There can be no assurance as to if and when an IPO of SMC shall occur.

About Millennium Investment & Acquisition Company Inc.

Millennium Investment and Acquisition Co. Inc. (“MILC”), formerly Millennium India Acquisition Co., is an internally managed, non-diversified, closed-end investment company. MILC currently holds a minority interest in SMC Global, an Indian financial services company, consistent with MILC’s past investment strategy focusing on Indian investments. MILC now principally focuses on new investments in alternative energy. Consistent with this new strategy, MILC now owns an Activated Carbon plant in Hawaii and is actively seeking to expand its portfolio.

MILC essentially owns two assets (in addition to cash available for investment):

1)	Approximately 10.2% of SMC Global – an India based financial services company.

2)	Millennium Carbon which owns an Activated Carbon plant located in Hawaii that produces a premium grade Activated Carbon for use in advanced energy storage.

Investors in MILC can gain financial exposure to India and Alternative Energy which are both attractive sectors for asset allocation.

www.millinvestment.com

About SMC Global

SMC Global Securities Ltd. (“SMC Global”) is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. SMC Global has a significant platform across India covering over 500 cities with more than 1.6 million individual clients, a network of over 2,400 sub-brokers. MILC believes SMC Global represents an attractive platform in the rapidly modernizing India economy.

www.smcindiaonline.com

http://www.smctradeonline.com

About Millennium Carbon

Millennium Carbon is a manufacturer of premium Activated Carbon that is attractive for energy storage. Millennium Carbon processes macadamia nutshell feedstock to produce Activated Carbon through a two-stage pyrolysis and steam activation facility located in Kawaihae on Hawaii Island. The plant can process upwards of 12,000 tons of macadamia nutshells per year.

Activated Carbon is a highly porous substance that confers benefits in various industrial and consumer applications including in filtration, emissions, and pollution remediation. Millennium Carbon’s premium grade Activated Carbon has unique properties that make it particularly attractive for the manufacture of Ultracapacitors, an advanced energy storage device with significant benefits relative to conventional batteries.

www.millcarbon.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser, CEO

+1 (212) 750-0371

dl@millinvestment.com